EXHIBIT 10.3

Amendment to Exhibit A-5 to Master Services Agreement

THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT THIS AMENDMENT TO EXHIBIT A-5 IS INCORPORATED BY REFERENCE INTO, AND SUBJECT TO THE PROVISIONS OF THAT CERTAIN MASTER SERVICES AGREEMENT BETWEEN THE PARTIES DATED MAY 24, 2007, AS AMENDED (THE “AGREEMENT”).

1.	This Amendment to Exhibit A-5 and the Scope of Work and Budget attached hereto as Appendix 1 (the “Set-Up Plan”) (collectively, this “Amended Exhibit A-5”) sets forth the agreed to Services, fees, pass through costs and related compensation for Raifarm Limited relating to commercialization set-up activities in Russia for Oncophage from April 1, 2008. Effective April 1, 2008, this Amended Exhibit A-5 replaces the provisions of the original Exhibit A-5 entered into by the Parties on February 27, 2008. Raifarm Limited shall not commence any Services set forth in the attached Set-Up Plan, or any other Services, without the prior written consent of the Company (which may be in the form of email communication). Capitalized terms not otherwise defined shall have the meaning set forth in the Agreement.

2.	For Services performed under this Amended Exhibit A-5, the following payment terms shall apply:

•

A [**] USD retainer was paid to Raifarm Limited under the original Exhibit A-5. Raifarm Limited may continue to use this retainer to offset valid direct costs pre-approved by the Company and actually incurred under this Amended Exhibit A-5 prior to the reimbursement of such costs by the Company in accordance with the below paragraph. Upon completion of the Services under this Amended Exhibit A-5 (as may be further amended by the Parties), Raifarm Limited shall reimburse the Company the balance of any retainer amount not utilized by Raifarm Limited for valid direct costs pre-approved by the Company and actually incurred under this Amended Exhibit A-5 and previously reimbursed by the Company. In addition, and notwithstanding any other provision of this Amended Exhibit A-5, the Parties acknowledge and agree that the provisions of that certain Letter Agreement, dated April 4, 2008, remain in full force and effect and are incorporated herein by reference.

•

On a monthly basis, Raifarm Limited shall invoice the Company for all direct pass through costs contemplated by this Amended Exhibit A-5, pre-approved on a case by case basis by the Company, and actually incurred by Raifarm Limited in the course of performing the Services. The Company shall reimburse Raifarm Limited in USD, in accordance with Section 3.3 of the Agreement, provided that Raifarm Limited submits to the Company receipts of all such costs with the applicable invoices.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

•

In addition, on a monthly basis, Raifarm Limited shall invoice the Company for fees for Services actually performed by Raifarm Limited in accordance with this Amended Exhibit A-5, and the Company shall pay Raifarm Limited, in accordance with Section 3.2 of the Agreement. All invoices shall detail out the project for which fees are being invoiced, the activities performed, and the hours dedicated, consistent with the attached Set-Up Plan. Compensation for such Services shall be payable by the Company as follows:

•

The Company may elect to compensate Raifarm Limited up to [**] in fees per month in the form of common stock compensation, which common stock issuance shall be subject to the terms and conditions of the attached Appendix 2. However, in no event shall the total common stock compensation issuable by the Company under the Agreement, and all exhibits thereto, exceed the amounts authorized by the Company’s Board of Directors.

•	The remaining balance owing in fees per month shall be payable in the form of US dollars cash.

•	All invoices for which compensation may be payable by the Company in part in the form of common stock shall be accompanied by a Notice in the form attached hereto as Appendix 3.

•

Raifarm Limited shall only invoice the Company for the number of hours actually utilized in performing the Services provided, that in no event shall the total compensation under this Amended Exhibit A-5, including all fees and expenses for any individual project or all Services in the aggregate, exceed the amounts set forth in the Set-Up Plan (or any additions thereto) without the prior written consent of the Company.

3.	As partial consideration for Raifarm Limited’s commitment to performing the Services and assisting in ensuring the commercial launch of Oncophage in Russia, the Company agrees to make the following milestone payments to Raifarm Limited upon achievement of the following milestone events:

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Milestone Event	Milestone Payment
Antigenics [**] of at least [**]	[**] shares of common stock
in [**] from [**] in [**] by [**]

Antigenics [**] of at least [**] in [**] from [**] in [**] by [**]	an additional [**] shares of common stock

[**]

The Company will send Raifarm Limited a detailed report setting forth the Company’s [**] of its [**] for the [**]. Such report shall specify the foregoing [**] and other [**] from [**] in reasonable detail and shall be certified by the Company’s Chief Financial Officer.

4.	All stock compensation and milestones hereunder are subject to the terms and conditions of the attached Appendix 2.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Acknowledged and Agreed:

ANTIGENICS Inc., a Delaware corporation		RAIFARM LIMITED

By:	/s/ Garo H. Armen	By:	/s/ Yuri Raifeld
Date:	June 5, 2008	Date:	June 4, 2008
Typed Name:	Garo H. Armen	Typed Name:	Yuri Raifeld
Title:	Chairman & CEO	Title:	Director

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Appendix 1

[**]

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Appendix 2

Terms and Conditions for Exhibit A-5 Common Stock Payments

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

I. Payment. The Company shall have [**] days from receipt of Raifarm Limited’s valid invoice to pay any applicable common stock payments through issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with Exhibit A-5, which [**] day period may be extended as mutually agreed to in writing by the Company and Raifarm Limited. With each such invoice, Raifarm Limited shall provide written notice to the Company (the “Stock Compensation Notice”) which shall include the customary restrictions and representations required, in the reasonable opinion of the Company’s legal counsel, to comply with the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) and other applicable laws, which, absent a change in such rules and regulations, shall be substantially in the form of Appendix 3 to Exhibit A-5.

II. Price Per Share of Stock Issuance; Issuance Limit. Any Common Stock issued to Raifarm Limited as payment under Exhibit A-5 (“Exhibit A-5 Stock”) shall be issued at a price per share equal to the Fair Market Value. The “Fair Market Value” of the Exhibit A-5 Stock for purposes of calculating amounts owing to Raifarm Limited with respect to any given invoice shall be the average closing price for a share of the Exhibit A-5 Stock on each trading day during the applicable period of Services covered by the invoice, provided, however, that the aggregate number of shares issued under all Exhibits to the Agreement shall not exceed an amount equal to 19.99% of the issued and outstanding Exhibit A-5 Stock as of the effective date of Exhibit A-3 (the “Issuance Limit”). If the number of shares to be issued would otherwise exceed the Issuance Limit, the Company shall pay Raifarm Limited an amount in cash equal to the product of (x) the number of shares in excess of the Issuance Limit and (y) the Fair Market Value.

III. Transfer Restrictions.

A. Raifarm Limited covenants that any Exhibit A-5 Stock will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Exhibit A-5 Stock other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144, the Company may require Raifarm Limited to provide to the Company an opinion of counsel selected by Raifarm Limited, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

B. Raifarm Limited agrees to the imprinting, so long as is required by this Agreement, of the following legend on any certificate evidencing any of the Exhibit A-5 Stock:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

C. Certificates evidencing Exhibit A-5 Stock shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Exhibit A-5 Stock is effective under the Securities Act, if the holder provides the Company with a certificate that the sale complied with the requirements of the Securities Act, (ii) following any sale of such Exhibit A-5 Stock pursuant to Rule 144 if, prior to such sale, the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the Exhibit A-5 Stock can be sold under Rule 144, or (iii) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

IV. Reservation of Exhibit A-5 Stock. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Agreement in such amount as may be required to fulfill its obligations to issue Exhibit A-5 Stock. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such Exhibit A-5 Stock, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

V. Registration of Exhibit A-5 Stock.

A. Upon a written request from Raifarm Limited, the Company will, as soon as reasonably practicable and in any event within[**] days of such written request (the “Filing Deadline”), file with the SEC a registration statement covering the resale of Exhibit A-5 Stock (the “Registration Statement”). The Company will use commercially reasonable efforts to cause the Registration

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Statement to be declared effective by the SEC as promptly as practical after the filing thereof, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date such Exhibit A-5 Stock covered by the Registration Statement have been sold or can be sold publicly under Rule 144 or (ii) the second anniversary of the issuance of such Exhibit A-5 Stock covered by the Registration Statement. Notwithstanding the above, Raifarm Limited may only exercise its rights under this Section V(A), and the Company shall only be obligated to file and effect Registration Statements to cover Exhibit A-5 Stock and Milestone Stock (as defined in Exhibit A-3), [**] times, such times to be during the period beginning with the Company’s payment of the first common stock payment under Exhibit A-3 of the Agreement and ending on the date which is [**] days after the Company pays the final common stock payment under Exhibit A-5 of the Agreement.

B. Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to Raifarm Limited, suspend sales under a Registration Statement after the effective date thereof and/or require that Raifarm Limited immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Registration Statement or amendment if the Board of Directors of the Company determines in good faith, that the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a negative effect upon the Company or its stockholders; provided further, that the Company may suspend the use of any prospectus included in the Registration Statement to the extent necessary (i) to amend the table of selling stockholders within the Registration Statement to reflect transfers of the Exhibit A-5 Stock by Raifarm Limited to its affiliates as permitted under Section III(A) above or (ii) to amend the Registration Statement pursuant to the Company’s undertakings as set forth in the Registration Statement and in Item 512 of Regulation S-K under the Securities Act. Upon receipt of such notice, Raifarm Limited shall immediately discontinue any sales of Exhibit A-5 Stock pursuant to such registration until Raifarm Limited is advised in writing by the Company that the current prospectus or amended prospectus included in the Registration Statement, as applicable, may be used. The Company’s rights under this Section V(B) may be exercised for a period of no more than thirty (30) business days at a time and not more than [**] times in any [**] month period.

C. The Company shall pay all fees and expenses incident to the performance of or compliance with Section V of this Appendix 2 by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC and the Nasdaq Global Market (or such other market on which the Common Stock primarily trades), (b) printing expenses, (c) fees and disbursements of counsel for the Company, (d) fees and disbursements of counsel for Raifarm Limited not to exceed [**], (e) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by Section V of this Appendix 2, and (f) all listing fees to be paid by the Company to the Nasdaq Global Market (or such other market on which the Common Stock primarily trades).

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

VI. Indemnification. For the purpose of this Section VI, the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section V above.

A. Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify, hold harmless and defend Raifarm Limited, the directors, officers, partners, employees, agents, representatives of, and each person, if any, who controls Raifarm Limited within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Raifarm Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or reasonable expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

1. any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

2. any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; (the matters in the foregoing clauses (1) and (2) being, collectively, “Violations”).

Subject to subsection C below, the Company shall reimburse Raifarm Limited and each such controlling person, promptly as such reasonable expenses are incurred and are due and payable, for any legal fees or disbursements or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection A: (i) shall not apply to a Claim arising out of or based upon a Violation relating to information furnished in writing to the Company by a Raifarm Indemnified Person, to the extent such information is untrue in any material respect, or omits to state material information and, in either case, was provided expressly for use

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

in connection with the preparation of the Registration Statement, any such amendment thereof or supplement thereto or any preliminary or final prospectus; (ii) shall not be available to the extent such Claim is based on a failure to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company and (iii) shall not apply to amounts paid in settlement of any Claim, if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Raifarm Indemnified Person.

B. Indemnification by Raifarm Limited. In connection with any Registration Statement in which Raifarm Limited is participating, by such participation Raifarm Limited agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in subsection (A) above, the Company, each of its directors, each of its officers who signs the Registration Statement, each of the Company’s agents or representatives, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Raifarm Limited for use in connection therewith; and, subject to subsection D below, Raifarm Limited will reimburse any legal or other reasonable expenses incurred by it in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this subsection B and the agreement with respect to contribution set forth below shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Raifarm Limited; provided, further, however, that Raifarm Limited shall be liable under this subsection B for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to Raifarm Limited as a result of the sale of the Exhibit A-5 Stock pursuant to the Registration Statement giving rise to such liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this subsection B with respect to any prospectus shall not inure to the benefit of any Company Indemnified Party if the untrue statement or omission of material fact contained in the prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

C. Indemnification Procedure. Promptly after receipt by a Raifarm Indemnified Person or Company Indemnified Party under this Section VI of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Raifarm Indemnified Person or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Raifarm Indemnified Person or the Company Indemnified Party, as the case may be; provided, however, that a Raifarm Indemnified Person or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Raifarm Indemnified Person or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Raifarm Indemnified Person or Company Indemnified Party and the indemnifying party would, under applicable ethical standards, be inappropriate due to conflicting interests between such Raifarm Indemnified Person or Company Indemnified Party in such proceeding. The Company Indemnified Party or Raifarm Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Raifarm Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Company Indemnified Party or Raifarm Indemnified Person apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Raifarm Indemnified Person or Company Indemnified Party under this Section VI, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

D. Payments. The indemnification required by this Section VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Raifarm Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

E. Contribution. If for any reason the indemnification provided for in this Section VI is unavailable to a Company Indemnified Party or a Raifarm Indemnified Party or insufficient to hold it harmless, other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by the Company Indemnified Party or the Raifarm Indemnified Party, as applicable, as a result of Claims in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Exhibit A-5 Stock be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this subsection E

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Exhibit A-5 Stock giving rise to such contribution obligation.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

Appendix 3

STOCK COMPENSATION NOTICE

[DATE]

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, NY 10010

Attn: Director of Development Operations and Resources

With a copy to: Vice President, Legal

Ladies and Gentlemen,

Reference is made to that certain Master Services Agreement, dated May 24, 2007, as amended (the “Agreement”), by and between Antigenics Inc. (the “Company”) and Raifarm Limited (“Raifarm”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Attached hereto is an invoice dated                      for services under the Agreement. Under the terms of the Agreement, partial consideration may be payable by the Company through issuance of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). Raifarm hereby represents, warrants and covenants to the Company as of the date hereof as follows:

1.	No Public Sale or Distribution. Raifarm is acquiring any Common Stock in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and Raifarm does not have a present arrangement to effect any distribution of the Common Stock to or through any person or entity; provided, however, that by making the representations herein, Raifarm does not agree to hold any of the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

2.	Registration Statement Questionnaire. Raifarm will complete within five (5) days of receipt from the Company, a Registration Statement questionnaire for use in preparation of the Registration Statement, and the responses provided therein shall be true and correct in all material respects as of the date of issuance of the Common Stock and, unless such questionnaire has been otherwise amended and/or supplemented, will be true and correct as of the effective date of the Registration Statement.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

3.	Investor Status. At the time Raifarm was offered the Common Stock, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Raifarm is not a broker dealer registered under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer. Except as otherwise disclosed in writing to the Company on or prior to the date hereof, Raifarm is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of the NASD, Inc. or an entity engaged in the business of being a broker dealer.

4.	Experience of Raifarm. Raifarm, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective acquisition of the Common Stock, and has so evaluated the merits and risks of such acquisition. Raifarm understands that it must bear the economic risk of this acquisition of the Common Stock indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

5.	Access to Information. Raifarm acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Common Stock and the merits and risks of acquiring the Common Stock; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its acquisition of Common Stock; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

6.	No Governmental Review. Raifarm understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock or the fairness or suitability of the acquisition of the Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Common Stock.

7.	No Conflicts. The acquisition of the Common Stock by Raifarm will not (i) result in a violation of the organizational documents of Raifarm, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Raifarm is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Raifarm, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of Raifarm to acquire the Common Stock.

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.

8.	Restricted Securities. Raifarm understands that the Common Stock is characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

9.	Legends. It is understood that, except as provided in Appendix 2, Section III of the Agreement, certificates evidencing Common Stock may bear the legend set forth in Appendix 2, Section III of the Agreement.

10.	No Legal, Tax or Investment Advice. Raifarm understands that nothing in the Agreement or any other materials presented by or on behalf of the Company to Raifarm in connection with the payment of the Common Stock constitutes legal, tax or investment advice. Raifarm has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Common Stock.

Regards,

Raifarm Ltd.

By:

[**] = Portions of this agreement have been omitted pursuant to a confidential treatment request. An unredacted version of this agreement has been filed separately with the Commission.